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Exhibit 10.37

[LOGO]	GT Equipment Technologies, Inc. 243 Daniel Webster Highway Merrimack, NH 03054, U.S.A.
	Phone:	603 883 5200
	Fax:	603 595 6993
	e-Mail:	info@gtequipment.com

October 13, 2006

Daniel Lyman
Secretary and General Counsel
GT Solar Incorporated
243 Daniel Webster Highway
Merrimack, New Hampshire 03054

Dear Dan,

This letter will confirm that we agreed that you would become a full-time employee of GT effective July 10, 2006 and that your Base Salary as set forth in your Employment Agreement with GT dated December 28, 2005 would be adjusted accordingly.

Sincerely,

/s/ KEDAR P. GUPTA Kedar P. Gupta Chief Executive Officer
I have read and agree to the foregoing.
/s/ DANIEL LYMAN Daniel Lyman

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  Exhibit 10.37